UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2013

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On March 14, 2013, Health Plan Intermediaries Holdings, LLC (“HPIH”), a subsidiary of Health Insurance Innovations, Inc. (“HII” or the “Company”), entered into an agreement to terminate certain contract rights with TSG Agency, LLC (“TSG”) for an aggregate cash price of $5,500,000 (the “Termination Price”), pursuant to the terms and conditions of an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, TSG and Ivan Spinner, an individual (“Spinner”). Additionally, there will be approximately $0.3 million of costs related to the transaction. Due to the structure of the transaction, the full amount plus transaction costs will be expensed in the first quarter of 2013 under U.S. generally accepted accounting principles, which we believe will result in a net loss for the quarter. Ivan Spinner, founder and owner of TSG Agency, LLC, a managing general agent of HII, will join HII as an employee. HII expects the transaction to reduce third party commissions otherwise payable to TSG on a quarterly basis beginning in the second quarter of 2013 and forward, which we believe will positively impact our bottom line. We do not expect to incur any material amount of future expense associated with the transaction.

Pursuant to the Asset Purchase Agreement, neither HPIH nor HII acquires or assumes any liabilities of either TSG or Spinner (the “Retained Liabilities”), all of which remain the sole responsibility of TSG or Spinner, as applicable.

The Asset Purchase Agreement provides that, for a period commencing on March 14, 2013 and ending on the later of (a) two years following March 14, 2013 or (b) one year following the date Spinner’s employment with HPIH is terminated under the Spinner Employment Agreement (as defined below) (the “Restricted Period”), neither TSG nor Spinner will, directly or indirectly, engage in any activities competitive with the business of the HPIH or its affiliates (subject to certain limited exceptions). In addition, neither TSG nor Spinner is permitted under the Asset Purchase Agreement to solicit any of HPIH or its affiliates’ customers, vendors, or personnel during the Restricted Period.

The Asset Purchase Agreement contains representations and warranties customary for a transaction of this type. The representations and warranties of TSG and Spinner survive for a period of 2 years following March 14, 2013, with the exception of certain fundamental representations and warranties, which survive indefinitely. The covenants contained in the Asset Purchase Agreement survive in accordance with their terms.

The Asset Purchase Agreement provides that TSG and Spinner will, jointly and severally, indemnify HPIH for losses arising out of breaches of the representations and warranties of TSG and Spinner, as well as for the failure of TSG or Spinner to comply with their respective covenants under the Asset Purchase Agreement. Notwithstanding the foregoing, TSG and Spinner will not be obligated to indemnify HPIH for any losses unless the aggregate amount of such losses exceed $30,000 (the “Basket”). In the event such losses exceed the Basket, TSG and Spinner are obligated to indemnify HPIH from the first dollar of such losses. The maximum aggregate amount of losses payable by TSG and Spinner will not exceed the aggregate amount of the Termination Price (the “Indemnification Cap”). Losses relating to any Retained Liabilities, breaches of the noncompetition and non-solicitation covenants referenced above, certain other covenants identified in the Asset Purchase Agreement and fraud are not subject to the Basket or the Indemnification Cap.

The description of the Asset Purchase Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

Spinner Employment Agreement.

Pursuant to the transactions contemplated by the Asset Purchase Agreement, HPIH entered into an employment agreement with Spinner (the “Spinner Employment Agreement”). Under the terms and conditions of the Spinner Employment Agreement, HPIH will employ Spinner as its National Sales Director for a term commencing on March 14, 2013 and ending on March 14, 2014, subject to automatic successive one-year renewals unless either HPIH or Spinner gives written notice of termination at least 30 days prior to the expiration of the then current term.

Pursuant to the terms of the Employment Agreement, Spinner will receive an annual base salary of $100,000, will be eligible to receive an annual bonus and long term incentive awards as determined at the sole discretion of HPIH, and will have the right to participate in employee benefit plans that HPIH maintains for similarly situated employees, excluding, however, any such bonus, incentive or benefit plans that relate to or are approved in connection with HII’s initial public offering of its Class A common stock completed on February 13, 2013. The Spinner Employment Agreement further provides that HII will grant a restricted stock award of 50,000 shares of HII’s Class A common stock pursuant to the terms of HII’s Long Term Incentive Plan (the “Restricted Stock Award”), which award will vest over 24 months in equal 25% increments every 6 months. The unvested portion of the Restricted Stock Award will automatically vest upon Spinner’s termination of employment at any time due to Spinner’s death or disability, by HPIH without cause or by Spinner for good reason. In the event of Spinner’s termination of employment at any time under circumstances not described above, the unvested portion of the Restricted Stock Award will be forfeited in its entirety.

The Spinner Employment Agreement provides for the payment of severance benefits to Spinner in an amount equal to one-twelfth of Spinner’s annual salary (at the rate then in effect), payable monthly for the period commencing on the termination date and ending 12 months after the termination date, in accordance with HPIH’s payroll practices, in the event of a termination other than for cause, by Spinner for good reason, or in the event HPIH gives written notice that it does not intend to renew the initial term or any renewal term. The payment of such severance benefits are conditioned upon Spinner’s execution of a general release of claims in the form attached to the Spinner Employment Agreement.

Spinner has agreed not to disclose or to use any confidential information of HPIH or its affiliates, nor will he engage in any activities competitive with the business of HPIH or its affiliates for a period commencing on March 14, 2013 and ending on the later of (a) two years following March 14, 2013 or (b) one year following the date Spinner’s employment with HPIH is terminated (the “Restricted Period”). In addition, Spinner has agreed not to solicit any of HPIH or its affiliates’ customers, vendors, or personnel during the Restricted Period.

The description of the Spinner Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Spinner Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Cautionary Statements.

The above-referenced agreements (the “Transaction Agreements”) have been included as exhibits to this Current Report on Form 8-K to provide information regarding their respective terms and the terms of the related transactions. They are not intended to provide any other factual information regarding the Company or any other person. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, any of its subsidiaries or affiliates or any other person. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company, any of its subsidiaries or affiliates or any other person.

Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, changes and developments in the United States health insurance system and laws, the ability to maintain and enhance our name recognition and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in HII’s most recent S-1/A filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission.

Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 14, 2013, HPIH completed its termination of contract rights with TSG under the terms of the Asset Purchase Agreement for an aggregate price of $5,500,000, as described in Item 1.01 of this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

On March 14, 2013, the Company issued a press release announcing the completion of the transactions contemplated by the Asset Purchase Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors.

On March 8, 2013, the Board of Directors (the “Board”) of Health Insurance Innovations, Inc. (“we,” “us” or the “Company”) expanded the Board to seven members and appointed Alex Sink and Anthony J. Barkett to fill the two vacancies on the Board created by such expansion.

Alex Sink presently serves as a senior advisor with the Tampa, Florida based Hyde Park Capital, an investment banking firm specializing in mergers, acquisitions, and capital raising. Ms. Sink is also currently serving as founder and chair of Florida Next Foundation, a non-profit, non-partisan organization focused on diversifying Florida’s economy through the growth of small businesses and entrepreneurship. Previously, Ms. Sink served as Florida’s Chief Financial Officer from 2007 to 2011, as one of four statewide elected officials. She managed over $15 billion in state treasury funds, was responsible for state accounting and implemented reforms in contracting and transparency for citizens. Ms. Sink also directed the state’s insurance consumer advocacy work, focusing on strengthening laws to protect seniors against insurance fraud. In 2010, she was the state’s Democratic nominee for governor. Prior to elected office, Ms. Sink had a 26-year career with Bank of America. She retired as president of Florida operations in 2000, managing the state’s largest bank with $40 billion in deposits, leading 9000 employees in over 800 branches.

Anthony J. Barkett currently serves as vice-president at Amalie Oil Co., an oil company that develops high-quality, well-engineered petroleum products, a position he has held since 1977. At Amalie Oil Co., Mr. Barkett is responsible for overseeing and coordinating activities in accounting, marketing, sales, operations, information technology and administration. He is also responsible for developing and approving internal controls. From 2007-2012, Mr. Barkett was a board member of the Florida Hospital Foundation and he is currently a committee member at FARA ACE for CURE.

Ms. Sink will also serve on the Board’s Audit Committee (the “Audit Committee”), and Mr. Barkett will also be a member of the Board’s Nominating and Governance Committee (the “Nominating and Governance Committee”) and Board’s Compensation Committee (the “Compensation Committee”).

Approval of 2013 Outside Director Compensation Program.

On March 8, 2013, the Compensation Committee approved the 2013 Outside Director Compensation Program. The outside directors covered under the 2013 Outside Director Compensation Program are Liana O’Drobinak, A. Gordon Tunstall, Paul E. Avery, Alex Sink and Anthony J. Barkett. The 2013 Outside Director Compensation Program includes both cash compensation and equity grants to the outside directors as described below.

Each outside director will be entitled to a Board meeting fee of $2,000 per meeting. Additionally, the Company will compensate each outside director for his or her attendance at Board committee meetings in the amount of $1,500 per meeting. The Company will pay a reduced rate of $500 per Board or committee meeting if the meeting is held by teleconference. Certain Board members will also receive retainers for their role as Board committee chairs. The Company will pay a retainer to Ms. O’Drobinak of $20,000 as the Audit Committee chair, and a retainer to Mr. Tunstall of $10,000 as the Compensation Committee chair. Additionally, the Company will pay a retainer to Mr. Avery of $5,000 as the Nominating & Governance Committee chair.

The Compensation Committee also awarded each outside director on March 8, 2013, stock settled appreciation rights (“SSARs”) under the 2013 Outside Director Compensation Program. The Company awarded each outside director 30,000 SSARs, of which 33% of the SSARs vest on August 6, 2013, 33% vest on May 1, 2014, and the remaining unvested SSARs vest on May 1, 2015. Each SSAR has a grant price of $13.97 and expires seven years after the grant date.

Approval of 2013 Annual Incentive Plan.

On March 8, 2013, the Compensation Committee adopted the 2013 Annual Incentive Plan (the “Incentive Plan”). All executive officers and certain other senior management will participate in the Incentive Plan. The Incentive Plan is designed to tie executive compensation to the Company’s achievement of its financial and individual performance objectives.

Under the Incentive Plan, each participant has an incentive target specified for that individual which is expressed as a percentage of his or her base salary. The target incentive percentages for certain executive officers are as follows:

Executive Officer	Title	Target Incentive Percentage
Michael W. Kosloske	Chief Executive Officer	125%
Gary Raeckers	Chief Operating Officer	50%
Michael D. Hershberger	Chief Financial Officer	50%
Bryan Krul	Senior Vice President-Sales & Operations	50%
Lori Kosloske	Chief Compliance Officer	50%

Bonus determinations under the Incentive Plan will be based on the achievement of specified objectives during the year, with a portion of the incentive target allocated to each objective. For the executive officers set forth above, 60% of the incentive target will be based on the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal year 2013, and 40% will be based on the Company’s revenues for fiscal year 2013.

The incentive amounts to be paid to participants will depend on the level of achievement of each objective and range between 10% (the “Threshold”) and 200% (the “Maximum”) of the incentive target allocated to each objective. The Threshold payments will be made if the Company achieves 90% of its performance targets, and the Maximum payments will be made if the Company achieves 120% of its performance targets. If the Company achieves 100% of its performance targets, then the participant will receive 100% of his or her incentive target.

Any incentive amounts earned under the Incentive Plan will be paid in 2014, with 50% of such amount paid in cash and the remaining balance in SSARs. The SSARs will have a three-cliff vesting period and a seven year exercise term.

Approval of 2013 Executive Officer Base Salaries and Equity Compensation.

On March 8, 2013, the Compensation Committee established new annual base salaries for certain executive officers as follows:

Executive Officer	Title	Annual Base Salary
Michael W. Kosloske	Chief Executive Officer	$595,000
Gary Raeckers	Chief Operating Officer	$250,000
Michael D. Hershberger	Chief Financial Officer	$200,000
Bryan Krul	Senior Vice President-Sales & Operations	$200,000
Lori Kosloske	Chief Compliance Officer	$200,000

The Compensation Committee established these salaries as part of its annual executive compensation review.

Additionally, on March 8, 2013, the Compensation Committee approved equity awards for its executive officers and certain other senior management under the Company’s Long Term Incentive Plan. The terms of the Company’s Long Term Incentive Plan were disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 13, 2013. The equity awards consist of an aggregate of 78,500 shares of the Company’s Class A Common Stock (“Restricted Stock”), of which 20% vest on each of the first through third anniversary dates of the grant date, and the balance vest on the fourth anniversary date of the grant date. Among the other awards under the Company’s Long Term Incentive Plan on March 8, 2013, Gary Raeckers, the Company’s Chief Operating Officer, was awarded 12,500 shares of Restricted Stock, and Bryan Krul, the Company’s Senior Vice President-Sales & Operations, and Lori Kosloske, the Company’s Chief Compliance Officer, were each awarded 8,900 shares of Restricted Stock.

The foregoing descriptions of the Company’s Long Term Incentive Plan and the restricted stock awards are summaries only and are qualified by reference to the Company’s Long Term Incentive Plan and the form of Restricted Stock Award Agreement, copies of which are incorporated by reference as Exhibits 10.3 and 10.4, respectively, to this Current Report and incorporated by reference herein.

Item 8.01.	Other Events

On March 14, 2013, the Company issued a press release announcing the closing of the transactions contemplated by the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 14, 2013, by and among Health Plan Intermediaries Holdings, LLC, TSG Agency, LLC and Ivan Spinner

10.2	Employment Agreement, dated March 14, 2013, by and between Health Plan Intermediaries Holdings, LLC and Ivan Spinner

10.3	Health Insurance Innovations, Inc. Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on February 13, 2013).

10.4	Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on February 13, 2013).

99.1	Press Release, dated March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chairman, President and Chief Executive Officer

Date: March 14, 2013